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                                                                    EXHIBIT 3.2



                                     BY-LAWS

                                       OF

                          BROOKS FIBER PROPERTIES, INC.

                             AS OF FEBRUARY 19, 1997
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                                     BY-LAWS

                                       OF

                          BROOKS FIBER PROPERTIES, INC.


                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I      Offices ......................................................  1

         Section 1.1. Registered Office......................................  1
         Section 1.2. Other Offices..........................................  1

ARTICLE II     Meetings of Stockholders......................................  1

         Section 2.1. Place..................................................  1
         Section 2.2. Annual Meetings........................................  1
         Section 2.3. Special Meetings.......................................  1
         Section 2.4. Notice of Meetings.....................................  1
         Section 2.5. Adjournments...........................................  2
         Section 2.6. List of Stockholders...................................  2
         Section 2.7. Quorum.................................................  2
         Section 2.8. Organization...........................................  3
         Section 2.9. Proxies; Voting........................................  3

ARTICLE III    Board of Directors............................................  4

         Section 3.1. General Powers.........................................  4
         Section 3.2. Number and Term of Office..............................  4
         Section 3.3. Resignation, Removal and Vacancies.....................  4
         Section 3.4. Meetings...............................................  4
         Section 3.5. Compensation...........................................  6
         Section 3.6. Nominations............................................  6

ARTICLE IV     Committees....................................................  7

         Section 4.1. Committees.............................................  7
         Section 4.2. Meetings and Quorum....................................  7

ARTICLE V      Officers......................................................  7

         Section 5.1. Election and Appointment; Term of Office...............  7
         Section 5.2. Resignation; Removal; Vacancies........................  7

                                        i
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                                                                            PAGE

         Section 5.3. Duties and Functions...................................  8

ARTICLE VI     Books and Records............................................. 10

ARTICLE VII    Shares and Their Transfer; Fixing Record Dates................ 10

         Section 7.1. Certificates for Stock................................. 10
         Section 7.2  Transfer Agents and Registrars; Facsimile Signatures... 10
         Section 7.3. Stock Record........................................... 10
         Section 7.4. Transfer of Stock...................................... 10
         Section 7.5  Lost, Stolen, Destroyed, or Mutilated Certificates..... 11
         Section 7.6. Record Dates........................................... 11

ARTICLE VIII   Corporate Seal................................................ 11

ARTICLE IX     Fiscal Year................................................... 12

ARTICLE X      Indemnification............................................... 12

ARTICLE XI     Amendments.................................................... 13

                                       ii
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                                     BY-LAWS

                                       OF

                          BROOKS FIBER PROPERTIES, INC.



                                    ARTICLE I

                                     OFFICES

     SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware, 19805. The name of the registered agent in charge thereof is Corporation Service Company.

     SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1 PLACE. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2 ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday of April if not a legal holiday, and if a legal holiday then on the next day following which is not a legal holiday, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.3 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by any two (2) members of the Board of Directors or by the Chairman of the Board of the Corporation, to be held at such place, either within or without the State of Delaware, and at such date and time as shall be designated in the notice of the meeting.

     SECTION 2.4 NOTICE OF MEETINGS. Except as otherwise expressly required by law, written notice of each meeting of the stockholders shall be given not less
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than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 2.5. ADJOURNMENTS. Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 2.6 LIST OF STOCKHOLDERS. At least ten (10) days before every meeting of the stockholders, the Secretary or other officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, or cause the preparation and making of, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.7 QUORUM. At each meeting of the stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the voting power of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum at any such meeting or any adjournment thereof, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting from time to time in the manner provided in Section 2.5 of these By-laws, until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy.

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                                                              As amended 2/19/97
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     SECTION 2.8 ORGANIZATION. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

     (a) the Chairman of the Board;

     (b) the Vice Chairman of the Board;

     (c) the President;

     (d) any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if both of the above-named officers shall be absent from such meeting; or

     (e) in the absence of any of the foregoing, a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting power of the stockholders present in person or by proxy at the meeting and entitled to vote thereat.

The Secretary, or, if the Secretary shall be presiding over the meeting in accordance with the provisions of this Section or if the Secretary shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary, shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 2.9. PROXIES; VOTING. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of the stockholders need not be by written ballot and need not be conducted by inspectors unless otherwise provided in these By-laws or unless so directed by the chairman of the meeting or unless the holders of a majority of the voting power of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of the stockholders for the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation of the Corporation or a Certificate of Designation thereunder, or these By-laws, be decided by the vote of the holders of a majority of the voting power of the outstanding shares of the Corporation's stock entitled to

                                        3
                                                              As amended 2/19/97
vote thereon present in person or by proxy at the meeting, voting as a single class, provided that (except as otherwise required by law or by the Certificate of Incorporation of the Corporation) the Board of Directors may require a larger vote upon any election or question.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     SECTION 3.2. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be twelve (12). The Board of Directors shall be divided into three classes, each class having such number of directors and serving such term as is provided in Article Tenth of the Restated Certificate of Incorporation of the Corporation and by law. At each annual meeting of the stockholders of the Corporation, the directors of one class shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     SECTION 3.3. RESIGNATION, REMOVAL AND VACANCIES. Any director may resign at any time by giving written notice of his resignation to the Board of Directors or to the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect upon receipt unless specified to be effective at some other time and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. A director may be removed with or without cause by the holders of a majority of the shares of stock entitled to vote for the election of directors, provided, that, if the director to be removed has been designated to serve by a stockholder or group of stockholders pursuant to the terms of a stockholders agreement between the Corporation and the holders of at least a majority of the stock entitled to vote for the election of directors, such stockholder or group of stockholders has voted in favor of the removal of such director. Any vacancy by reason of death, resignation, removal or otherwise may be filled by the holders of a majority of the stock entitled to vote for the election of directors to fill such vacancy or by a majority of the directors then in office, though less than a quorum, or by a sole remaining director so elected, each to hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal; provided, that, if a director whose vacancy is to be filled has been designated to serve by a stockholder or group of stockholders pursuant to the terms of a stockholders agreement between the Corporation and the holders of at least a majority of the stock entitled to vote for the election of directors, the candidate chosen to fill such vacancy shall be a candidate designated by such stockholder or group of stockholders.

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                                                              As amended 2/19/97
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     SECTION 3.4. MEETINGS.

     (A) ANNUAL MEETINGS. As promptly as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business.

     (B) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine.

     (C) SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by any two (2) members of the Board of Directors. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board of Directors.

     (D) PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or as shall be designated in the notice of meeting.

     (E) NOTICE OF MEETINGS. Notice of the annual and other regular meetings of the Board of Directors or of any adjourned meeting need not be given. Notice of special meetings of the Board of Directors, or of any meeting of any committee of the Board of Directors, shall be given to each director, or member of such committee, at least five (5) business days before the day on which such meeting is to be held, if by mail, and at least two (2) business days before the time of the meeting, if by telegraph, cable, telex, telecopy or telephone, or if delivered personally. Such notice shall include the time and place of such meeting. A written waiver of notice, signed by the director, whether before or after such meeting shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (F) QUORUM AND MANNER OF ACTING. A majority of the directors then in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number of directors or any specified number of such Institutional Directors shall be required by the Certificate of Incorporation of the Corporation, these By-laws or any Stockholders Agreement between the Corporation and the holders of at least a majority of the stock entitled to vote for the election of directors.

     (G) ACTION BY COMMUNICATIONS EQUIPMENT. The directors, or the members of any committee of the Board of Directors, may participate in a meeting of the Board of

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                                                              As amended 2/19/97
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Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     (H) ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board of Directors or such committee.

     (I) ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, if the Chairman of the Board shall be absent from a meeting, any director chosen by a majority of the directors present thereat, shall act as chairman of the meeting and preside thereat. The Secretary or, in the absence of the Secretary, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 3.5. COMPENSATION. The Board of Directors may provide that the Corporation shall reimburse directors for any expenses incurred on account of attendance at any meeting of the Board of Directors or any committee thereof, and may otherwise fix the compensation of directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or limit the authority of the Board of Directors to fix such compensation.

     SECTION 3.6. NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as Directors. Nominations of persons for election as Directors of the Corporation may be made at a meeting of stockholders at which Directors are being elected
(i) by or at the direction of the Board of Directors and/or by or at the direction of any committee or person authorized or appointed by the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.6. Any nomination other than those governed by clause
(i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (i) the name, age, business address and residence of any such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of any shares of the Corporation or any subsidiary of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as

                                        6
                                                              As amended 2/19/97
amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee as a Director. No person shall be eligible for election as a Director unless nominated as set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 4.1. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of three (3) or more directors and to have such duties and functions permitted by law as shall be provided in such resolution.

     SECTION 4.2. MEETINGS AND QUORUM. Each Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by such Committee. At all meetings of any Committee, a majority of the members thereof shall constitute a quorum and the vote of a majority of all of the members thereof at a meeting at which a quorum is present shall be the act of such Committee. The Chairman of the Board or, in his absence, any other member of any Committee selected by a majority of the members present shall preside at the meetings of any Committee.

                                    ARTICLE V

                                    OFFICERS

     SECTION 5.1. ELECTION AND APPOINTMENT; TERM OF OFFICE. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined from time to time by the Board of Directors), a Treasurer and a Secretary. Each such officer shall be elected by the Board of Directors at its annual meeting and shall hold office until the next annual meeting of the Board of Directors and until his or her successor is elected or until his or her earlier death, resignation or removal in the manner hereinafter provided. The Board of Directors may elect or appoint such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board of Directors may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Directors at which officers

                                        7
                                                              As amended 2/19/97
are regularly elected or appointed and until his or her successor is elected or appointed or until his or her earlier death, resignation or removal in the manner hereinafter provided.

     SECTION 5.2. RESIGNATION; REMOVAL; VACANCIES.

     (A) RESIGNATION. Any officer may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation, and such resignation shall take effect upon receipt unless specified therein to be effective at some other time (subject always to the provisions of Section 5.2B). No acceptance of any such resignation shall be necessary to make it effective.

     (B) REMOVAL. All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

     (C) VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     SECTION 5.3. DUTIES AND FUNCTIONS.

     (A) CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and directors and shall perform such other duties as the Board of Directors may prescribe.

     (B) VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall see that orders and resolutions of the stockholders and Board of Directors are carried into affect. Subject to the direction and control of the Board of Directors, the Vice Chairman of the Board shall have responsibility for the management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the Chief Executive Officer, including the power to enter into commitments, execute and deliver contracts and do and perform all such other acts and things as are necessary and appropriate in the ordinary course of business to accomplish the Corporation's business and operations and to manage the day to day business and affairs of the Corporation. In the absence or incapacity of the Chairman of the Board or the President, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board or the President, as the case may be. The Vice Chairman of the Board may assign such duties to other officers of the Corporation as he or she deems appropriate.

     (C) PRESIDENT. The President shall act under the direction of the Vice Chairman of the Board. The President shall be the Chief Operating Officer of the Corporation and shall have such powers and perform such duties as the Board of Directors or the Vice Chairman of the Board may prescribe.

     (D) VICE PRESIDENTS. The Vice Presidents shall have such powers and perform such duties as the Board of Directors or the Vice Chairman of the Board or the President may prescribe. One or more Vice Presidents may be given and shall use as part of his or her title such

                                        8
                                                              As amended 2/19/97
other designations, including, without limitation, the designations "Executive Vice President" and "Senior Vice President", as the Board of Directors may designate from time to time. In the absence or incapacity of the Vice Chairman of the Board and the President, the powers and duties of the President shall be vested in and performed by such Vice Presidents as have the designation "Executive Vice President", in the order of their seniority or as otherwise established by action of the Board of Directors from time to time, or by such other officer as the Board of Directors or the Vice Chairman of the Board shall have most recently designated for that purpose in a writing filed with the Secretary.

     (E) TREASURER. The Treasurer shall act under the direction of the Vice Chairman of the Board. Subject to the direction of the Vice Chairman of the Board, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and the deposit thereof in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by the Treasurer pursuant hereto. The Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Vice Chairman of the Board, to open bank accounts in the name of the Corporation in any bank or trust company for the deposit therein of any funds, drafts, checks or other orders for the payment of money to the Corporation; and the Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Vice Chairman of the Board, to authorize and empower any representative or agent of the Corporation to draw upon or sign for the Corporation either manually or by the use of facsimile signature, any and all checks, drafts or other orders for the payment of money against such bank accounts which any such bank or trust company may pay without further inquiry. Subject to the direction of the Vice Chairman of the Board, the Treasurer shall also have charge of the accounting records of the Corporation, shall keep full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, shall maintain adequate internal control of the Corporation's accounts, and may perform such other duties as may be prescribed by the Vice Chairman of the Board, and by the Board of Directors.

     (F) SECRETARY. The Secretary shall act under the direction of the Vice Chairman of the Board. Subject to the direction of the Vice Chairman of the Board, the Secretary shall attend all meetings of the Board of Directors and the stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for committees designated by the Board of Directors when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).

     G. EXECUTION OF DOCUMENTS. The Board of Directors or the Vice Chairman of the Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, notes, drafts and other orders for the payment of money and other documents in the ordinary course of

                                        9
                                                              As amended 2/19/97
business of the Corporation for and in the name of the Corporation, except when the execution and delivery thereof shall be expressly delegated by the Board of Directors or these By-laws to some other officer or agent of the Corporation.

                                   ARTICLE VI

                                BOOKS AND RECORDS

     The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE VII

                 SHARES AND THEIR TRANSFER; FIXING RECORD DATES

     SECTION 7.1. CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In the event the Corporation is advised in writing of any agreement or agreements among stockholders of the Corporation relating to restrictions on the transferability or voting rights of the Corporation's stock, no certificate for such restricted stock will be issued by the Corporation unless first imprinted with a legend referring to such agreement or agreements.

     SECTION 7.2 TRANSFER AGENTS AND REGISTRARS; FACSIMILE SIGNATURES. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars. In the case of certificates for stock of the Corporation countersigned by a transfer agent of the Corporation and/or registered by a registrar of the Corporation, the signatures of the officers of the Corporation thereon may be facsimiles of their respective autograph signatures, and all such stock certificates so countersigned and/or registered and signed in facsimile as aforesaid shall be as valid and effective for all purposes as if the facsimile signatures thereon of such officers were their respective autograph signatures, and notwithstanding the fact that any such officer whose facsimile signature appears thereon may have ceased to be such officer at the time when any such stock certificate shall be actually issued or delivered.

     SECTION 7.3. STOCK RECORD. A record shall be kept of the name of the person owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of

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                                                              As amended 2/19/97
cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes.

     SECTION 7.4. TRANSFER OF STOCK. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the attorney of such registered holder thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender to the Corporation or a transfer agent of the Corporation of the certificate or certificates for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

     SECTION 7.5. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall promptly notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of such owner to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

     SECTION 7.6. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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                                                              As amended 2/19/97

                                  ARTICLE VIII

                                 CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on the 31st day of December of each year, or as otherwise fixed by resolution of the Board of Directors.

                                    ARTICLE X

                                 INDEMNIFICATION

     A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under the Certificate of Incorporation of the Corporation or any agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article X.

     B. Notwithstanding anything in this Article X to the contrary, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by any such person or

                                       12
                                                              As amended 2/19/97
in which any such person has voluntarily intervened, other than an action initiated by such person to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board of Directors.

     C. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

     D. The Board of Directors may adopt further By-laws from time to time with respect to indemnification and may amend these and such further By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

                                   ARTICLE XI

                                   AMENDMENTS

     These By-laws may be altered, amended or repealed by (i) the affirmative vote of at least 66 2/3% of the members of the Board of Directors present at a meeting at which a quorum is present, or (ii) the holders of 66 2/3% of the issued and outstanding shares of the Corporation's stock entitled to vote generally at a meeting of stockholders, voting as a single class.

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                                                              As amended 2/19/97